UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2007

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 25, 2007, the Board of Directors (the “Board”) of Royal Gold appointed Craig Haase to serve on the Board. Mr. Haase will be compensated as a non-employee director of Royal Gold for his service as a director, including an annual retainer of $15,000, board meeting fees of $750 per meeting, and annual grants of 2,500 non-qualified stock options and 1,250 restricted shares of Royal Gold common stock.

On July 25, 2007, Edwin W. Peiker, Jr. retired from the Board.

A copy of the press release announcing the appointment of Mr. Haase and the retirement of Mr. Peiker is filed herewith as Exhibit 99.1 and incorporated by reference into this Item 5.02.

Item 8.01 Other Events

On July 25, 2007, Royal Gold announced the retirement of Edwin W. Peiker, Jr. from the Board. A copy of the press release making the announcement is filed herewith as Exhibit 99.1 and incorporated by reference into this Item 8.01.

On July 25, 2007, Royal Gold announced the appointment of Mr. Haase to the Board. A copy of the press release making the announcement is filed herewith as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1     Press Release dated July 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

By:      /s/ Karen Gross
Name: Karen Gross
Title:   Vice President & Corporate Secretary

Dated: July 31, 2007

Exhibit Index

Exhibit No.

99.1     Press Release dated July 31, 2007